Exhibit 99.1
Corporate Property Associates 17 — Global Incorporated
Supplemental Information
As of September 30, 2009
Forward-Looking Statements
This supplemental information may contain forward-looking statements within the meaning of the Federal securities laws. It is important to note that our actual results could be materially different from those projected in such forward-looking statements. You should exercise caution in relying on forward-looking statements as they involve known and unknown risks, uncertainties and other factors that may materially affect our future results, performance, achievements or transactions. Information on factors which could impact actual results and forward-looking statements contained herein is included in our filings with the SEC, including but not limited to the Registration Statement on Form S-11, as amended from time to time, (SEC file number 333-140842) relating to our ongoing initial public offering, our Form 10-K for the year ended December 31, 2008 filed on March 26, 2009 as revised by Form 10-K/A filed on April 28, 2009, Form 8-K filed on July 13, 2009, and Form 8-K/A filed on July 20, 2009. We do not undertake to revise or update any forward-looking statements.

Executive Offices	Investor Relations
50 Rockefeller Plaza	Susan C. Hyde
New York, NY 10020	Managing Director & Director of Investor Relations
Tel: 1-800-WPCAREY or (212) 492-1100	W. P. Carey & Co. LLC
Fax: (212) 492-8922	Phone: (212) 492-1151
Web Site Address: www.CPA17GLOBAL.com

Corporate Property Associates 17 — Global Incorporated
Reconciliation of Net Income to Funds From Operations - as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended	Nine months ended
	September 30,	September 30,
	2009	2009
Net income attributable to CPA®:17 — Global shareholders	$4,551	$9,293
Depreciation, amortization, and other non-cash charges	1,762	3,702
Straight-line and other rent adjustments	(974)	(2,400)
AFFO adjustment to earnings from equity investments	240	943
AFFO adjustment to share of earnings of noncontrolling interests	56	92

AFFO	$5,635	$11,630

AFFO per share (a)	$0.11	$0.28

Weighted average shares outstanding	58,804,027	48,082,751

(a) AFFO per share calculation:

AFFO	$5,635	$11,630
Add: Issuance of shares to an affiliate in satisfaction of fees due	652	1,731

AFFO numerator in determination of AFFO per share	$6,287	$13,361

Weighted average shares outstanding including dilutive effect of shares issued in satisfaction of fees due	58,804,027	48,082,751

We were formed in February 2007 and commenced our initial public offering in November 2007. We did not generate significant revenue or net income (loss) for the period from our inception through December 31, 2008. Accordingly, our current year results are not comparable to our results in the prior year. Therefore, we do not believe that the results for the comparable periods of the prior year are meaningful to an investor; and they are not presented in this supplemental information.

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity. It should be used in conjunction with GAAP net income. FFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, straight-line rents, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

Corporate Property Associates 17 — Global Incorporated
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

Nine months ended
September 30,
2009
Cash flow from operating activities — as reported	$22,733
Adjustments:
Distributions received from equity investments in real estate in excess of equity income, net (a)	1,936
Distributions paid to noncontrolling interests, net (b)	(8,382)
Changes in working capital (c)	739

Adjusted cash flow from operating activities	$17,026

Adjusted cash flow per share	$0.35

Distributions declared per share	$0.4724

Payout ratio (distributions per share/adjusted cash flow per share)	135%

Weighted average shares outstanding	48,082,751

(a)	To the extent we receive distributions in excess of equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operations to record such amounts in the period in which the liability was actually incurred.

We were formed in February 2007 and commenced our initial public offering in November 2007. We did not generate significant cash flow from operating activities for the period from our inception through December 31, 2008. Accordingly, our current year results are not comparable to our results in the prior year. Therefore, we do not believe that the results for the comparable period of the prior year are meaningful to an investor; and they are not presented in this supplemental information.

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders. Adjusted cash flow from operating activities should not be considered as an alternative for cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

Corporate Property Associates 17 Incorporated
Portfolio Diversification as of September 30, 2009 (Unaudited)
(in thousands)
Tenants by Rent (Pro Rata Basis)

		Percentage of
Tenant/Lease Guarantor	Annualized Rent	Total Annualized Rent
The New York Times Company	$13,303	34%
LifeTime Fitness, Inc.	5,658	15%
Tesco Global Aruhazak Zrt. (a)	3,604	9%
Berry Plastics, LLC	3,320	8%
Actebis Peacock GmbH (a)	3,072	8%
Frontier Spinning Mills, Inc.	2,754	7%
Sabre Communications Corporation and Cellxion, LLC	2,563	7%
Laureate Education, Inc.	2,442	6%
Wagon Automotive Nagold GmbH and Wagon Automotive GmbH (a)(b)	2,014	5%
Flexmag Industries, Inc.	235	1%

Total	$38,965	100%

Weighted Average Lease Term for Portfolio: 16.4 years

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Wagon Automotive GmbH filed for bankruptcy in Germany in December 2008 and terminated its lease with us in the bankruptcy proceedings effective May 2009, but as of September 30, 2009 was paying rent to us, albeit at a significantly reduced rate. Wagon Automotive Nagold GmbH has not filed for bankruptcy, and while it briefly ceased making rent payments during the second quarter of 2009, it subsequently resumed paying rent to us substantially in accordance with the terms stated in its lease. In October 2009, we terminated the existing lease and signed a new lease with Wagon Automotive Nagold GmbH on substantially the same terms.

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of September 30, 2009 (Unaudited)
by Geography and Property Type (Pro Rata Basis)
(in thousands)

Region	Annualized Rent	Percent
U.S.
East	$19,399	50%
Midwest	5,300	14%
West	3,013	8%
South	2,563	6%

U.S. Total	30,275	78%

International
Germany	5,086	13%
Hungary	3,604	9%

International Total	8,690	22%

Total	$38,965	100%

Property Type	Annualized Rent	Percent
Office	$15,053	39%
Industrial	10,769	28%
Retail	5,658	14%
Warehouse/Distribution	5,026	13%
Other Properties (a)	2,459	6%

Total	$38,965	100%

(a)	Includes revenue from tenants in the following property types: education (6.3%) and residential (0.04%).

Corporate Property Associates 17 — Global Incorporated
Portfolio Diversification as of September 30, 2009 (Unaudited)
by Tenant Industry (Pro Rata Basis)
(in thousands)

Industry Type (a)	Annualized Rent	Percent
Media: Printing and Publishing	$13,303	34%
Leisure, Amusement, Entertainment	5,658	15%
Electronics	5,635	14%
Retail Trade	3,604	9%
Chemicals, Plastics, Rubber, and Glass	3,320	9%
Textiles, Leather, and Apparel	2,754	7%
Healthcare, Education and Childcare	2,442	6%
Automobile	2,014	5%
Mining, Metals, and Primary Metal Industries	235	1%

Total	$38,965	100%

(a)	Based on the Moody’s Classification System and information provided by the tenant.